UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Corporate Drive
Lake Zurich, IL	60047
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

On November 10, 2020, ACCO Brands Corporation (the “Company”), ACCO Brands USA LLC, a wholly owned subsidiary of the Company (“Buyer”), Bensussen Deutsch & Associates LLC (“Seller”), and, solely with respect to certain provisions thereof, Bensussen Deutsch Holdings, Inc. (“Seller Parent”), Jacob B. Deutsch (“Mr. Deutsch”) and Eric E. Bensussen (“Mr. Bensussen”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which Buyer will acquire the consumer electronics and video gaming accessory business of Seller, referred to as Seller’s Consumer Products Division (the “PowerA Business”).

Subject to the terms and conditions of the Purchase Agreement, Seller will (i) directly transfer certain non-U.S. assets and intellectual property of the PowerA Business to Buyer or a subsidiary designee and (ii) contribute (the “Contribution”) the other assets and properties of the PowerA Business into a newly formed, wholly owned subsidiary of Seller (“NewCo”), after which Buyer will purchase all of the outstanding equity interests of NewCo (the “Transaction”). The purchase price for the Transaction is approximately $340 million, subject to customary adjustments set forth in the Purchase Agreement (as so adjusted, the “Purchase Price”), and up to $55 million of additional purchase price, contingent upon the PowerA Business achieving certain revenue and direct contribution targets during the calendar years 2021 and 2022, as set forth in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants on other provisions related to the PowerA Business and the Transaction. In connection with the Transaction, the Company intends to purchase a buy-side representations and warranties insurance policy to insure against potential breaches of representations in the Purchase Agreement. In addition, the Purchase Agreement contains customary covenants restricting the ability of Seller, Seller Parent, Mr. Bensussen and Mr. Deutsch to (i) solicit or hire any employee of the PowerA Business for three years following the closing, subject to customary exceptions and (ii) compete with the PowerA Business for a period of five years following closing, subject to customary exceptions.

Completion of the Transaction is subject to certain conditions set forth in the Purchase Agreement, including, among others: (i) requisite approval for the Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (ii) the accuracy of the representations and warranties of each party contained in the Purchase Agreement, subject to customary exceptions; (iv) performance in all material respects with covenants required to be performed under the Purchase Agreement; (v) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) since the date of the Purchase Agreement; (vi) receipt of approvals for the Transaction pursuant to certain material contracts of the PowerA Business; and (vii) receipt of audited and unaudited interim financial statements of the PowerA Business necessary for Buyer to comply with its obligations under applicable securities laws. The Purchase Agreement includes customary termination provisions, including if the closing of the Transaction has not occurred on or before June 30, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date. Investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders.

In connection the Transaction, effective November 10, 2020, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to its Third Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto. Pursuant to the Fourth Amendment, the Credit Agreement was amended to, among other things:

•	provide flexibility under the permitted acquisition provisions to accommodate the acquisition of the PowerA Business;

•	increase the Maximum Net Leverage Ratio (as defined in the Credit Agreement) financial covenant by 0.5:1.00 from current levels for each of the six fiscal quarters beginning March 31, 2021 and ending June 30, 2022. The new Maximum Net Leverage Ratio covenant is at 5.25:1.00 for fiscal quarters ending March 31 and June 30, 2021, stepping down to 4.75:1.00 for the fiscal quarter ending September 30, 2021, stepping down to 4.25:1.00 for fiscal quarters ending December 31, 2021, March 31, 2022 and June 30, 2022, and further stepping down to 3.75:1;00 for each fiscal quarter thereafter; and

•	exempt the borrowings that may be made under the Credit Agreement that are applied toward the funding of the Transaction from the Credit Agreement’s anti-cash hoarding clause.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On November 10, 2020, the Company issued a press release announcing the execution of the Purchase Agreement and the Fourth Amendment as described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

2.1	Purchase Agreement, dated as of November 10, 2020, among ACCO Brands Corporation, ACCO Brands USA LLC, Bensussen Deutsch & Associates LLC and, solely with respect to certain provisions thereof, Bensussen Deutsch Holdings, Inc., Jacob B. Deutsch and Eric E. Bensussen

10.1	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of November 10, 2020, among the Company, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press Release, dated November 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Statements contained in the Press Release furnished as an exhibit hereto, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements about the benefits of the proposed acquisition of the PowerA Business, including future financial and operating results; the expected timing of completion of the acquisition, and other statements relating to the PowerA Business and the acquisition that are not historical facts; are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and the Company undertakes no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Among the factors that could cause the Company’s actual results to differ materially from its forward-looking statements are: the risk that material conditions to the closing of the acquisition of the PowerA Business, including regulatory approvals and contract consents, may not be satisfied; the risks that the acquisition of PowerA may not be completed; the length of time necessary to consummate the acquisition of the PowerA Business; the Company’s ability to realize the growth opportunities, synergies and other potential benefits of acquiring the PowerA Business and to successfully integrate it with the Company’s existing business; the risks associated with the additional indebtedness incurred to finance the acquisition, including debt service obligations; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, and in other reports the Company files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: November 10, 2020
	By:	/s/ Neal V. Fenwick
Neal V. Fenwick
Executive Vice President and Chief Financial Officer